424(b)(3)
                                                                      333-155350

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 17, 2009 TO THE MAY 1, 2009 SUPPLEMENT FOR


o Income Manager(R) Accumulator(R)   o Accumulator(R) Plus(SM)
o Income Manager(R) Rollover IRA     o Accumulator(R) Elite(SM)
o Accumulator(R) (IRA, NQ, QP)       o Accumulator(R) Select(SM)
o Accumulator(R)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. Please note the following changes described below.


1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


   A. PORTFOLIO MERGERS

   The Boards of Trustees of EQ Advisors Trust and AXA Premier VIP Trust (each, a "Trust" and collectively, the "Trusts") have approved forms of Plans of Reorganization and Termination ("Reorganization Plans"), which provide for the reorganization of each of the Existing Portfolios listed below into a corresponding Proposed Replacement Portfolio of the respective Trust (each, a "Merger" and collectively, the "Mergers"):


--------------------------------------------------------------------------------
  Existing Portfolio                  Proposed Replacement Portfolio
--------------------------------------------------------------------------------
  AXA Premier VIP Trust
--------------------------------------------------------------------------------
  Multimanager Health Care            Multimanager Aggressive Equity
--------------------------------------------------------------------------------
  EQ Advisors Trust
--------------------------------------------------------------------------------
  EQ/Ariel Appreciation II            EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/Caywood-Scholl High Yield Bond   EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/Common Stock Index II            EQ/Common Stock Index
--------------------------------------------------------------------------------
  EQ/Long Term Bond                   EQ/Core Bond Index
--------------------------------------------------------------------------------
  EQ/Lord Abbett Mid Cap Value        EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/Short Duration Bond              EQ/PIMCO Ultra Short Bond
--------------------------------------------------------------------------------
  EQ/Small Company Index II           EQ/Small Company Index
--------------------------------------------------------------------------------

  The Reorganization Plans are subject to approval by shareholders of each of the Existing Portfolios. Special shareholder meetings of the EQ/Ariel Appreciation II, EQ/Caywood-Scholl High Yield Bond, EQ/Long Term Bond, EQ/Lord Abbett Mid Cap Value and EQ/Short Duration Bond Portfolios are scheduled to be held on or about August 26, 2009. Also, special shareholder meetings of the EQ/Common Stock Index II, EQ/Small Company Index II and Multimanager Health Care Portfolios are scheduled to be held on or about September 10, 2009. It is anticipated that, subject to shareholder approval, the effective date of the Mergers of the Portfolios holding their special shareholder meetings on or about August 26, 2009 will be on or about September 4, 2009, and the effective date of the Mergers of the Portfolios holding their special shareholder meetings on or about September 10, 2009 will be on or about September 18, 2009. We will move the assets from the variable investment options (the "replaced options") that exist in each of the Existing Portfolios to the variable investment option (the "surviving option") that exists in the corresponding Proposed Replacement Portfolio on the effective dates of the Mergers. The value of your interest in each surviving option will be the same as it was in the corresponding replaced option. We will also automatically direct any contributions made to a replaced option to the corresponding surviving option. Any allocation election to a replaced option will be considered as an allocation election to the


IM-09-63 (7/09)
Global IF (SAR)                                         Catalog No.142523 (7/09)
                                                                          x02737
  corresponding surviving option. Upon the effective dates of the Reorganization Plans, all references to the corresponding investment options of the Existing Portfolios in the Prospectus will change to the corresponding investment options of the relevant Proposed Replacement Portfolios.


  B. PORTFOLIO NAME AND SUBADVISER CHANGE

  Effective on or about September 1, 2009, subject to regulatory approval, the name of the EQ/Focus PLUS Portfolio will change to EQ/Equity Growth PLUS. Accordingly, all references to that Portfolio's corresponding investment option in the Prospectus are also changed. Please see "Portfolios of the Trusts" later in this supplement for more information relating to changes to this Portfolio.


2. PORTFOLIOS OF THE TRUSTS

   The following information is added under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus, relating to the Proposed Replacement Portfolios. See the Prospectus for more information.


------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust                                                           Investment Manager (or Sub-Adviser(s), as
 Portfolio Name           Share Class    Objective                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
  EQ/EQUITY GROWTH PLUS   Class IB       Seeks to achieve long-term growth   o AXA Equitable
                                         of capital.
                                                                             o BlackRock Capital Management, Inc.
                                                                             o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

 Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                     Life Insurance Company (AXA Equitable).
Accumulator(R) Elite(SM), Accumulator(R) Plus(SM) and Accumulator(R) Select(SM)
    are issued by and are service marks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the
                         Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED AUGUST 17, 2009 TO THE MAY 1, 2009 PROSPECTUSES FOR

o Accumulator(R)          o Accumulator(R) Elite(SM)
o Accumulator(R) Plus(SM) o Accumulator(R) Select(SM)
                          o The Accumulator(R) Series

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. Please note the following changes described below.


1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")


   A. PORTFOLIO MERGERS

   The Boards of Trustees of EQ Advisors Trust and AXA Premier VIP Trust (each, a "Trust" and collectively, the "Trusts") have approved forms of Plans of Reorganization and Termination ("Reorganization Plans"), which provide for the reorganization of each of the Existing Portfolios listed below into a corresponding Proposed Replacement Portfolio of the respective Trust (each, a "Merger" and collectively, the "Mergers"):


--------------------------------------------------------------------------------
  Existing Portfolio                         Proposed Replacement Portfolio
--------------------------------------------------------------------------------
  AXA Premier VIP Trust
--------------------------------------------------------------------------------
  Multimanager Health Care                   Multimanager Aggressive Equity
--------------------------------------------------------------------------------
  EQ Advisors Trust
--------------------------------------------------------------------------------
  EQ/Ariel Appreciation II                   EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/AXA Rosenberg Value Long/Short Equity   EQ/PIMCO Ultra Short Bond
--------------------------------------------------------------------------------
  EQ/Caywood-Scholl High Yield Bond          EQ/Quality Bond PLUS
--------------------------------------------------------------------------------
  EQ/Common Stock Index II                   EQ/Common Stock Index
--------------------------------------------------------------------------------
  EQ/Long Term Bond                          EQ/Core Bond Index
--------------------------------------------------------------------------------
  EQ/Lord Abbett Mid Cap Value               EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------
  EQ/Short Duration Bond                     EQ/PIMCO Ultra Short Bond
--------------------------------------------------------------------------------
  EQ/Small Company Index II                  EQ/Small Company Index
--------------------------------------------------------------------------------
  EQ/Van Kampen Real Estate                  EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------

  The Reorganization Plans are subject to approval by shareholders of each of the Existing Portfolios. Special shareholder meetings of the EQ/Ariel Appreciation II, EQ/AXA Rosenberg Value Long/Short Equity, EQ/Caywood-Scholl High Yield Bond, EQ/Long Term Bond, EQ/Lord Abbett Mid Cap Value, EQ/Short Duration Bond and EQ/Van Kampen Real Estate Portfolios are scheduled to be held on or about August 26, 2009. Also, special shareholder meetings of the EQ/Common Stock Index II, EQ/Small Company Index II and Multimanager Health Care Portfolios are scheduled to be held on or about September 10, 2009. It is anticipated that, subject to shareholder approval, the effective date of the Mergers of the Portfolios holding their special shareholder meetings on or about August 26, 2009 will be on or about September 4, 2009, and the effective date of the Mergers of the Portfolios holding their special shareholder meetings on or about September 10, 2009 will be on or about September 18, 2009. We will move the assets from the variable investment options (the "replaced options") that exist in each of the Existing Portfolios to the variable investment option (the "surviving option") that exists in the corresponding Proposed Replacement Portfolio on the effective dates of the Mergers. The value of your interest in each surviving option will be the same as it was in the corresponding replaced



'02/'04, '06/'06.5, '07/'07.5, OR, ML Plus IF (SAR)                     x02738
  option. We will also automatically direct any contributions made to a replaced option to the corresponding surviving option. Any allocation election to a replaced option will be considered as an allocation election to the corresponding surviving option. Upon the effective dates of the Reorganization ion Plans, all references to the corresponding investment options of the Existing Portfolios in the Prospectus will change to the corresponding investment options of the relevant Proposed Replacement Portfolios.


  B. PORTFOLIO NAME AND SUBADVISER CHANGE

  Effective on or about September 1, 2009, subject to regulatory approval, the name of the EQ/Focus PLUS Portfolio will change to EQ/Equity Growth PLUS. Accordingly, all references to that Portfolio's corresponding investment option in the Prospectus are also changed. Please see "Portfolios of the Trusts" later in this supplement for more information relating to changes to this Portfolio.


2. FEE TABLE

  The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown in the Prospectus.



--------------------------------------------------------------------------------
   Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Total Annual Portfolio                         Lowest             Highest
Operating Expenses for 2008                    ------             -------
(expenses that are deducted                    0.64%               1.62%
from Portfolio assets
including management fees,
12b-1 fees, service fees
and/or other expenses)
--------------------------------------------------------------------------------

3. PORTFOLIOS OF THE TRUSTS

   The following information is added under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus, relating to the Proposed Replacement Portfolios. See the Prospectus for more information.

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust                                                           Investment Manager (or Sub-Adviser(s), as
Portfolio Name            Share Class    Objective                          applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS     Class IB       Seeks to achieve long-term growth   o AXA Equitable
                                         of capital.
                                                                             o BlackRock Capital Management, Inc.

                                                                             o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

 Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM), Accumulator(R)
 Elite(SM) and Accumulator(R) Select(SM) are issued by and are service marks of
                                 AXA Equitable.
   Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC,
                1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED AUGUST 18, 2009 TO THE MAY 1, 2009 SUPPLEMENT FOR


o Income Manager(R) Accumulator(R)   o Accumulator(R) Plus(SM)
o Income Manager(R) Rollover IRA     o Accumulator(R) Elite(SM)
o Accumulator(R) (IRA, NQ, QP)       o Accumulator(R) Select(SM)
o Accumulator(R)                     o The Accumulator(R) Series
                                     o Stylus(R)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. Please note the following changes described below.


CHANGES TO PORTFOLIOS OF EQ ADVISORS TRUST


  PORTFOLIO NAME CHANGES -- SEPTEMBER 4, 2009

  Effective on or about September 4, 2009, subject to regulatory approval, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed. Please note that certain of the following Portfolios and their corresponding investment options may not be available under certain contracts.



-----------------------------------------------------------------------------------
Existing Portfolio Name                            New Portfolio Name
-----------------------------------------------------------------------------------
EQ/AXA Franklin Income Core                        EQ/Franklin Core Balanced
-----------------------------------------------------------------------------------
EQ/AXA Franklin Templeton Founding Strategy Core   EQ/Franklin Templeton Allocation
-----------------------------------------------------------------------------------
EQ/AXA Mutual Shares Core                          EQ/Mutual Large Cap Equity
-----------------------------------------------------------------------------------
EQ/AXA Templeton Growth Core                       EQ/Templeton Global Equity
-----------------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Accumulator(R) Elite(SM), Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) are issued by and are service marks of AXA Equitable. Distributed by affiliate AXA Distributors, LLC and for certain contracts co-distributed by affiliate AXA Advisors, LLC,
                         1290 Avenue of the Americas,
                              New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

IM-09-69 (7/09)                                       Catalog No. 142543 (7/09)
Global,'02/'04,'06/'06.5,'07/'07.5,8.0,                                  x02792
9.0,OR,ML Plus NB/IF(SAR)